Exhibit 4.1

Computershare Trust Company, N.A. 150 Royall Street Canton Massachusetts 02021 www.computershare.com THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [ ], 2021 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON, LLC, THE INFORMATION AGENT Blue Apron Holdings, Inc. Incorporated under the laws of the State of Delaware NON-TRANSFERABLE RIGHTS CERTIFICATE Evidencing Non-Transferable Rights to Purchase one (1) Unit consisting of (i) [ ] shares of Class A common stock, (ii) one (1) warrant to purchase [ ] shares of Class A common stock at an exercise price of $15.00 per share, (iii) one (1) warrant to purchase [ ] shares of Class A common stock at an exercise price of $18.00 per share, and (iv) one (1) warrant to purchase [ ] shares of Class A common stock at an exercise price of $20.00 per share. Subscription Price: $[ ] per Unit THE RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON [ ], 2021 UNLESS EXTENDED BY THE COMPANY REGISTERED OWNER: THIS CERTIFIES THAT the registered owner whose name is subscribed herein is the owner of the number of non-transferable rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one (1) Unit consisting of (i) [ ] shares of Class A common stock, (ii) one (1) warrant to purchase [ ] shares of Class A common stock at an exercise price of $15.00 per share, (iii) one (1) warrant to purchase [ ] shares of Class A common stock at an exercise price of $18.00 per share, and (iv) one (1) warrant to purchase [ ] shares of Class A common stock at an exercise price of $20.00 per share, pursuant to a rights offering (the “Rights Offering”) on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Rights Certificates” accompanying this Rights Certificate. The Rights represented by this Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for the requested number of Units in accordance with the “Instructions as to Use of Rights Certificates” that accompany this Rights Certificate. BLUE APRON HOLDINGS, INC. Dated [ ], 2021 President and Chief Executive Officer Chief Financial Officer and Treasurer Holder ID COY Class Rights Qty Issued Rights Cert # 123456789 XXXX Subscription Rights XXX.XXXXXX 12345678 Signature of Owner and U.S. Person for Tax Certification Signature of Co-Owner (if more than one registered holder listed) Date (mm/dd/yyyy) BLUE APRON HOLDINGS, INC. RIGHTS OFFERING

.. DELIVERY OPTIONS FOR RIGHTS CERTIFICATE Delivery other than in the manner or to the address listed below will not constitute valid delivery. If delivering by mail or overnight courier By mail: By Overnight Courier: Computershare Trust Company, N.A. Computershare Trust Company, N.A. c/o Voluntary Corporate Actions c/o Voluntary Corporate Actions P.O. Box 43011 150 Royall Street, Suite V Providence, RI 02940-3011 Canton, Massachusetts 02021 PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY FORM 1-EXERCISE OF RIGHTS To subscribe for Units pursuant to your subscription Right, please complete lines (a) and (b) and sign under Form 2 below. To the extent you subscribe for a more Units than you are entitled under the subscription Right, you will be deemed to have elected to purchase the maximum Units for which you are entitled to subscribe under the Right. No fractional shares of Class A common stock or fractional warrants will be issued upon the exercise of any Units, so you must exercise Units which would result in the issuance of at least one (1) whole share of our Class A common stock to participate in the Rights Offering. As a result, you must exercise at least [         ] Units to participate in the Rights Offering. (a) EXERCISE OF SUBSCRIPTION RIGHT: I apply for Units x $[ ] = $ (no. of Units) (subscription price) (amount enclosed) (b) Total Amount of Payment Enclosed = $ Check payable to Computershare Trust Company, as Subscription Agent for ”Blue Apron”

FORM 2-SIGNATURE TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the Units indicated above on the terms and conditions specified in the Prospectus. Signature(s): (and address if different than that listed on this Subscription Certificate) Telephone number (including area code) IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever. FOR INSTRUCTIONS ON THE USE OF BLUE APRON HOLDINGS, INC. RIGHTS CERTIFICATES CONSULT GEORGESON, LLC, THE INFORMATION AGENT, AT 800-903-2897 OR, OUTSIDE THE U.S. AND CANADA, AT 781-575-2137.